UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2009

FANSTEEL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8676	36-1058780

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1746 Commerce Road
Creston, Iowa 50801

(Address of Principal Executive Offices,
including Zip Code)

(641) 782-8521
(Registrant's telephone number,
including area code)

N/A
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.01	Changes in Registrant’s Certifying Accountant

Auditor Dismissal

Upon conclusion of the 2008 audit, on May 14, 2009 the Board of Directors of Fansteel Inc. (“we,” “us,” “our”) determined to dismiss BDO Seidman, LLP (“BDO”) as our independent registered public accounting firm.  This action was taken in conjunction with the closure of the Company’s Chicago, Illinois headquarters and relocation of the same to Creston, Iowa.  BDO does not maintain an office in Iowa.

BDO’s audit reports on our financial statements as of and for the years ended December 31, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

Up to and including May 14, 2009 and in connection with audits for the years ended December 31, 2008, 2007 and 2006 there have been no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to BDO’s satisfaction, would have caused BDO to make reference in connection with their opinion to the subject matter of the disagreement, or “reportable events” as defined in Regulation S-K, Item 304(a)(1)(v).

As of December 31, 2008 management identified a material weakness in the Company’s reconciliation procedures with regard to several accounts. Bank account and balance sheet accounts were not being reconciled in a timely manner. This material weakness could have resulted in misstatement of accounts, which would not have been detected in a timely manner.

As of December 31, 2008 management identified a material weakness in the Company’s procedures for purchasing and recording foreign currency for its Mexico operation. The Company failed to recognize foreign currency losses in a timely manner. This material weakness did result in a misstatement of the Company’s third quarter financial statements and could have resulted in other misstatements, which would not have been detected in a timely manner.

We have provided BDO with a copy of the foregoing disclosures.  A letter from BDO is attached as Exhibit 16.1 to this Form 8-K.

Auditor Engagement

On December 10, 2008 our Board of Directors determined to engage Kiesling Associates, LLP (“Kiesling”) as our new independent registered public accountants to audit our financial statements for the year ending December 31, 2009.  During the two most recent years and through the date hereof, we have not consulted with Kiesling regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Kiesling concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K or the related instructions thereto) or a reportable event.

Item 9.01	Financial Statements and Exhibits

Regulation S-K Number	Document
16.1	Letter from BDO to the Securities and Exchange Commission, dated May 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FANSTEEL INC.

May 20, 2009	By:	/s/ Curtis J. Zamec, II
Curtis J. Zamec, II
Chief Operating Officer
(Principle Executive Officer)